As filed with the Securities and Exchange Commission on July  21, 1999
                                               Registration No. 333-

               U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.

                              FORM SB-2
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      GOURMET HERB GROWERS, INC.
            (Name of small business issuer in its charter)


        Nevada                                                  87-0575571
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)


            2302 Parley's Way, Salt Lake City, Utah 84109
                            (801) 466-4614
(Address & telephone number of principal executive offices & place of business)


                             Rino Di Meo
            2302 Parley's Way, Salt Lake City, Utah 84109
                            (801) 466-4614
      (Name, address and telephone number of agent for service)


                              Copies to:
                   Thomas G. Kimble & Van L. Butler
                    THOMAS G. KIMBLE & ASSOCIATES
                     311 South State Street, #440
                      Salt Lake City, Utah 84111
                            (801) 531-0066


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

                   CALCULATION OF REGISTRATION FEE

Title of Each Class  Amount to be Proposed Maximum    Proposed Maximum Amount
of Securities to be  Registered   Offering Price/Unit Aggregate Price  of fee
Registered

Warrants; underlying 1,000,000   $ 1.00               $ 1,000,000      $278.00
Common Stock

     TOTALS                                                             278.00

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                      GOURMET HERB GROWERS, INC.
                   1,000,000 SHARES OF COMMON STOCK
              UNDERLYING COMMON STOCK PURCHASE WARRANTS

     Gourmet Herb Growers, Inc. (the "Company"), has registered:

bullet 1,000,000 Warrants, to be distributed as soon as practicable after the date of this Prospectus to common stockholders of record as of __________, 1999.
bullet 1,000,000 shares of $.001 par value common stock, issuable upon exercise of the Warrants, at $1.00 per share underlying Warrants.

     Each Warrant you hold entitles you to purchase one share of our common stock, at any time up until June 30, 2002, provided this Prospectus is still current or has been updated. Whether a current prospectus is in effect or not, we can call and redeem the Warrants for $.01 per Warrant, on 30 days notice, at any time after the date of this Prospectus.

     Prior to this offering, only a limited public market has existed for our common stock. You are not assured that any market will continue in the future. Our common stock is quoted on the NASD Electronic Bulletin Board under the Symbol "GMBH". The current bid price quotation is $.50. We arbitrarily determined the exercise and redemption prices of the Warrants, which bear no relationship to assets, shareholders equity or any other objective criteria of value.

     We are a new company formed to engage in the business of growing gourmet herbs and vegetables for sale to and use by restaurants and delicatessens. See "Business."


YOU SHOULD NOT PURCHASE THESE SECURITIES IF YOU CANNOT AFFORD TO RISK THE LOSS OF YOUR ENTIRE INVESTMENT. INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, SUCH AS THOSE DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 5.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
     SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
         SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY
              OF THE PROSPECTUS.  ANY REPRESENTATION TO
                THE CONTRARY IS A CRIMINAL OFFENSE.

Warrants are being distributed without cash consideration. Shares of our common stock are being offered by the Company only to the holders of the Warrants, and will be sold by the Company without any underwriting discounts or other commissions. The offering price is payable in cash upon exercise of the Warrants. No minimum number of Warrants must be exercised, and no assurance exists that any Warrants will be exercised.

      The date of this Prospectus is                     , 1999

     TABLE OF CONTENTS                                            Page

PROSPECTUS SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . 3

RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

DILUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

COMPARATIVE DATA . . . . . . . . . . . . . . . . . . . . . . . . . . 9

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . 9

MARKET INFORMATION & DIVIDEND POLICY . . . . . . . . . . . . . . . . 9

MANAGEMENT'S DISCUSSION AND ANALYSIS . . . . . . . . . . . . . . . .10

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10

AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . .12

MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13

CERTAIN TRANSACTIONS . . . . . . . . . . . . . . . . . . . . . . . .14

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . . . . .16

PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . .19

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . .20

EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20

FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . F-1

                          PROSPECTUS SUMMARY

       This summary highlights important information. As a summary, it is necessarily incomplete and does not contain all the information you should consider before investing. You should read the entire Prospectus carefully.

                              OUR COMPANY

       Gourmet Herb Growers, Inc.  (the "Company") was recently
  incorporated under the laws of the State of Nevada on January 22, 1998, to engage in the business of growing gourmet herbs and vegetables for
  sale to and use by restaurants and delicatessens.   See "Business."

       The address of our principal executive offices is 2302 Parley's Way, Salt Lake City, Utah 84109. Our telephone number is (801) 466-4614.

                              THE OFFERING

Securities           1,000,000 shares of our common stock, $.001 par
offered              value, underlying Warrants.  See "Description of
                     Securities".

Offering Prices      $1.00 per share underlying the Warrants.

Plan of Distribution Shares will be offered and sold without any discounts or other commissions, to holders of the Warrants, when they exercise them. See"Plan of Distribution."



Use of Proceeds      We could potentially receive gross proceeds of
                     as much as $1,000,000 from sale of the 1,000,000 shares of common stock issuable upon exercise of the Warrants, if all Warrants are exercised. Any proceeds will be used generally to provide additional working capital, but have not been specifically allocated, inasmuch as there is no assurance any of the Warrants will be exercised.

Transfer Agent       Interwest Transfer Company, Inc., 1981 East 4800 South,
                     Suite 100, Salt Lake City, Utah 84117,(801) 272-9294.

Securities Outstanding We are authorized to issue up to 24,000,000 shares of common stock and presently have 2,000,000 shares of common stock issued and outstanding. We have reserved from our authorized capital 1,000,000 shares of common stock for issuance upon exercise of the Warrants. We are also authorized to issue up to 1,000,000 shares of Preferred Stock in one or more series with such rights and preferences as the Board of Directors may designate. The Board of Directors has not designated any series of preferred stock.


Warrants Each Warrant you hold entitles you to purchase one share of common stock at any time up until June 30, 2002, provided this Prospectus is still current or has been updated. The exercise price is $1.00 per share, subject to adjustment in certain events. Each of the Warrants is callable and can be redeemed by us for $.01 per Warrant on 30 days notice at any time after the date of this Prospectus. See "Description of Securities - Warrants."

Risk Factors         An investment in the Company is highly speculative.
                     You will suffer substantial dilution in the book value per share of the common stock compared to the purchase price. If substantial funds are not received from exercise of the Warrants, of which there is no assurance, the Company may require additional funding for which it has no commitments.
                     No person should invest who cannot afford to risk loss of the entire investment. See "Risk Factors."

                             RISK FACTORS

     The securities involve a high degree of risk. You should carefully consider the following risk factors and all other information in this Prospectus before investing in the Company.

RISKS INHERENT IN A NEW START UP COMPANY

     Limited Operating History/Lack of Profitability. Our Company was only recently incorporated and has no significant history of operations. We have incurred net losses since inception, have an accumulated deficit, and no assurance of future profitability. See financial statements.

     Limited Capital/Need for Additional Capital. We presently have very limited operating capital and depend upon receipt of additional capital to expand our business. We have no assurance of receiving any proceeds from exercise of Warrants and no commitments for additional cash funding if no proceeds are received from Warrant exercise. See "Business".

     No Dividends. We do not currently intend to pay cash dividends on our common stock and do not anticipate paying such dividends at any time in the foreseeable future. At present, we will follow a policy of retaining all of our earnings, if any, to finance development and expansion of our business. See "Dividend Policy."

     Limited Liability of Management. Provisions in our Articles of Incorporation and Bylaws limit the liability of officers and directors and require us to indemnify officers and directors to the full extent permitted by law. Nevada law provides that officers and directors have no personal liability to a company or its stockholders for monetary damages for breach of their fiduciary duties, except for a breach of their duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an improper personal benefit. Such provisions substantially limit the shareholders' ability to hold officers and directors liable for breaches of fiduciary duty, and may require us to indemnify our officers and directors. See "Certain Transactions - Conflicts of Interest".

RISKS RELATED TO THE NATURE OF THE PROPOSED BUSINESS

     Dependence on Restaurant Industry. The success of the Company's business depends, to a great degree on, the level of activity in the restaurant and food service industry in the areas in which the Company will conduct its operations. Although management believes the areas in which the Company intends to operate are currently experiencing a high level of activity, there is no assurance with respect to the continuation of this level of activity in the future, and the industry is subject to substantial fluctuation in the level of economic activity.

     Competition. The business of growing gourmet herbs and vegetables for sale to and use by restaurants and delicatessens is intensely competitive, with many providers who have greater technical expertise, financial resources and marketing capabilities than we do. There is no assurance we will be able to overcome competitive disadvantages we face as a small, start up company with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not succeed.

RISKS RELATED TO THE OFFERING

     No Assurance of Warrant Exercise and No Escrow of Funds. You have no assurance that any proceeds will be received from exercise of Warrants in this offering. Proceeds may not be sufficient to defray offering expenses. There is no escrow of funds received upon exercise because no minimum number of Warrants must be exercised. Any proceeds received will immediately be retained by us to be used in our business. The amount of capital currently available to us is very limited. In the event any proceeds from this offering and our existing capital are not sufficient to enable us to develop and expand our business and generate a profit, we may need additional financing, for which we have no commitments or arrangements from commercial lenders or other sources. This creates an increased risk if you do exercise your Warrants, because you have no assurance that additional Warrants will be exercised or that we will receive any further funding.

     Risks of Warrant Exercise. Exercising Warrant holders are not assured they will be able to sell their common stock in the future at a price which equals or exceeds the exercise price.

     Current Prospectus and Registration Required for Exercise. You will be able to exercise your warrants to acquire the underlying common stock only if a current prospectus relating to the common stock is then in effect and such exercise is registered or exempt from registration under applicable securities laws of the state in which you reside. We intend to update the prospectus as necessary to maintain a current prospectus and federal and state registration or qualification for such exercise, but may not be able to do so at such time as you may wish to exercise. Whether a current prospectus is in effect or not, the Warrants are redeemable for nominal consideration at any time. If redeemed when no current prospectus is in effect, you will have no opportunity to exercise the Warrants, but will be compelled to accept the nominal redemption price.

     Dilution. If you exercise your Warrants to purchase the underlying shares of common stock, you will suffer substantial dilution in the purchase price of the stock compared to the net tangible book value per share immediately after the purchase. The exact amount of dilution will vary depending upon the number of Warrants exercised. The fewer Warrants exercised, the greater dilution will be with respect to the Warrants that are exercised. See "Dilution."

     Potential Issuance of Additional Common and Preferred Stock. We are authorized to issue up to 24,000,000 shares of common stock and 1,000,000 shares of preferred stock, the rights and preferences of which may be designated in series by our Board of Directors. Directors have the ability, without further shareholder approval, to issue additional shares of common and/or preferred stock to the extent of such authorization, for such consideration as they consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock offered hereby. The designation and issuance of series of preferred stock in the future would create additional securities with dividend and liquidation preferences over the common stock offered hereby. The Board of Directors has not designated any series or issued any shares of preferred stock. See "Description of Securities."

     Anti-Takeover Provisions. The foregoing provisions in our articles of incorporation (namely the ability, without further stockholder approval, to issue additional shares of common stock and/or preferred stock with rights and preferences determined by the board of directors) could be used as anti-takeover measures. These provisions could prevent, discourage or delay a non-negotiated change in control and result in stockholders receiving less for their stock than they otherwise might in the event of a takeover attempt. See "Description of Securities".

     Arbitrary Determination of Offering Price. The exercise price of the Warrants was arbitrarily determined by us and set at a level substantially in excess of prices recently paid for securities of the same class. The price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the exercise price be regarded as an indicator of any future market price of our securities.

     No Assurance of a Liquid Public Market for Securities. Although our common stock is eligible for quotation on the Electronic Bulletin Board maintained by the NASD, there has been no active public trading market. You have no assurance that an active trading market will develop or that if such a market does develop, that it will continue. As a result, an investment in our common stock may be totally illiquid and you may not be able to liquidate your investment readily or at all when you need or desire to sell.

     Volatility of Stock Prices. In the event that an established public market does develop for the shares, market prices will be influenced by many factors, and will be subject to significant fluctuation in response to variations in operating results of the Company and other factors such as investor perceptions of the Company, supply and demand, interest rates, general economic conditions and those specific to the industry, international political conditions, developments with regard to our activities, future financial condition and management. See "Plan of Distribution."

     Shares Eligible for Future Sale. 150,000 of the 1,600,000 shares of our common stock presently outstanding are freely tradeable, and all of the remaining shares are eligible for public resale under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Sales of substantial amounts of common stock in the public market could adversely affect the market price of the common stock. See "Shares Eligible for Future Sale".

     Applicability of Low Priced Stock Risk Disclosure Requirements. Our common stock is considered a low priced security under rules promulgated under the Securities Exchange Act of 1934 (The "Exchange Act"). Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing, provide monthly account statements to the customer, and obtain specific written consent of the customer. With these restrictions, the likely effect of designation as a low priced stock is to decrease the willingness of broker-dealers to make a market for the stock, to decrease the liquidity of the stock and increase the transaction cost of sales and purchases of such stocks compared to other securities.

                               DILUTION

     Dilution is the difference between the Warrant exercise price of $1.00 per share, and the net tangible book value per share of common stock immediately after its purchase. Net tangible book value per share is calculated by subtracting total liabilities from total assets less intangible assets, and then dividing by the number of shares of common stock then outstanding. Based on the March 31, 1999, financial statements of the Company, net tangible book value of the Company was $24,226 or approximately $.015 per common share. Prior to the exercise of any Warrants, the Company has 1,600,000 shares of common stock outstanding.

     If all the Warrants were to be exercised (of which there is no assurance), we would then have 2,600,000 shares of common stock outstanding. The estimated pro forma net tangible book value of the Company (which gives effect to receipt of the net proceeds from such exercise and issuance of the underlying shares of common stock, but does not take into consideration any other changes in net tangible book value subsequent to March 31, 1999), would then be $1,004,226 or approximately $.39 per share. This would result in dilution to persons exercising Warrants of $.61 per share, or 61% of the exercise price of $1.00 per share. Net tangible book value per share would increase to the benefit of present stockholders from $.015 prior to the offering to $.39 after the offering, or an increase of $.375 per share attributable to exercise of the Warrants. The following table sets forth the estimated net tangible book value ("NTBV") per share after exercise of the Warrants and dilution to persons purchasing the underlying common stock.

Exercise of all Warrants:

Warrant exercise price/share                    $1.00

NTBV/share prior to exercise         $.015

Increase attributable to Warrant exercise .375

Pro forma NTBV/share after exercise                .39

Dilution                                        $ .61


     If less than all the Warrants are exercised, dilution to the exercising Warrant holders will be greater than the amount shown. The fewer Warrants exercised, the greater dilution will be.

                           COMPARATIVE DATA

     The following chart compares the prices paid for, and proportionate ownership in the Company represented by, common stock purchased since inception of the Company by initial shareholders and other present shareholders, to the price that will be paid and proportionate ownership in the Company represented by common stock that will be acquired by exercising Warrant holders, assuming all Warrants are exercised.

                  Shares Owned Percent Cash Paid  Percent Price/share


Initial           1,450,000      45%      $ 4,350    .5%    $.003
Shareholders

Other Shareholders  150,000       5%     $ 37,500   3.4%   $ .25

Warrant Holders   1,000,000      50%   $1,000,000  96.1%   $1.00


                           USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of common stock underlying the Warrants at the exercise price of $1.00 per Share will vary depending upon the total number of Warrants exercised. If all Warrants were to be exercised (of which there is absolutely no assurance, nor any assurance that any Warrants will be exercised), we would receive gross proceeds of $1,000,000. Regardless of the number of Warrants exercised, we expect to incur offering expenses estimated at $20,000 for legal, printing and other costs in connection with the offering. Inasmuch as there is no assurance that any Warrants will be exercised nor any requirement that any minimum number of the Warrants be exercised, there are no escrow provisions. Any proceeds that are received will be immediately available to the Company to provide additional working capital to be used for general corporate purposes. Proceeds have not been specifically allocated, and the exact uses of the proceeds will depend on the amounts received and the timing of receipt. Management's general intent is to use whatever additional funds may be generated from Warrant exercise to finance additional artwork (i.e. sculptures).

                 MARKET INFORMATION & DIVIDEND POLICY

     The common stock of the Company is quoted on the National Association of Securities Dealers, Inc. Electronic Bulletin Board under the symbol "GMBH", but has not been traded in the over-the-counter market except on a very limited and sporadic basis. The only bid quotation has been $.50. The above price represents interdealer quotations, without retail markup, markdown or commissions, and may not represent actual transactions. As of July 19, 1999, there were approximately 47 record holders of the Company's common stock.

DIVIDEND POLICY

     The Company has not previously paid any cash dividends on common stock and does not anticipate or contemplate paying dividends on common stock in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company's business. The only restrictions that limit the ability to pay dividends on common equity or that are likely to do so in the future, are those restrictions imposed by law. Under Nevada corporate law, no dividends or other distributions may be made which would render the Company insolvent or reduce assets to less than the sum of our liabilities plus the amount needed to satisfy outstanding liquidation preferences.

                 MANAGEMENT'S DISCUSSION AND ANALYSIS

     The following discussion and analysis should be read in conjunction with the Company's financial statements and the notes associated with them contained elsewhere in this prospectus. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company.

PLAN OF OPERATIONS.

     The Company was only recently incorporated on January 22, 1998. The Company has begun to generate revenues from operations and is not still considered a development stage company, however revenues have not yet been generated in sufficient amounts to offset all operating costs. Management's plan of operation for the next twelve months is to continue using existing capital and any funds from exercise of warrants in this offering to provide general working capital during the next twelve months. Management believes existing funds will be sufficient to sustain the Company for at least another year or growing season, during which time management hopes to increase production and generate sufficient revenues to operate profitably. At this time, no assurances can be given with respect to the length of time that it will be necessary to fund operations from existing capital.

                               BUSINESS

HISTORY AND DEVELOPMENT OF THE COMPANY

     Gourmet Herb Growers, Inc. (the "Company") was recently incorporated under the laws of the State of Nevada on January 22, 1998. In connection with the organization of the Company, the founders of the Company contributed $4,350 cash to initially capitalize the Company in exchange for 1,450,000 shares of common stock.

     On April 2, 1998, the Company commenced a public offering of up to 150,000 shares of its common stock, in reliance upon Rule 504 of Regulation D, promulgated by the U.S. Securities & Exchange Commission under the Securities Act of 1933. The offering closed in May, 1998. Pursuant thereto, the Company sold 150,000 shares of common stock, at $.25 per share, and raised gross proceeds of $37,500. This increased the total issued and outstanding common stock to 1,600,000 shares.

BUSINESS OF THE COMPANY

     The Company was formed to engage in the business of growing gourmet herbs and specialty vegetables for sale to and use by restaurants and delicatessens. The President of the Company, Rino Di Meo, is himself a restauranteur, operating and managing his own restaurant, Rino's Italian Restaurant, featuring Italian cuisine from his native Italy. In connection with the operation of the restaurant and as a sideline hobby, for many years the President has also done a significant amount of gardening, principally for the purpose of growing fresh produce for use in the restaurant.

     In addition to providing a source of vine ripened, fresh produce, the President has engaged in such gardening efforts in order to grow herbs and vegetables which are prominently used in traditional Italian cuisine, but are not commonly grown or readily available on a fresh basis, locally. This includes a variety of plant foodstuffs being grown and developed, originally from starts and seedlings brought over here from Mr. Di Meo's father's farm in Italy, during Mr. Di Meo's youth, such as arugula, basil, certain varieties of zucchini, eggplant, etc.

     The President's gardening activities have developed to the point where, during the past few years, in addition to providing produce to his own restaurant, he has already done some business supplying herbs and vegetables to a number of other restaurants and delicatessens, through his contacts in the industry and acquaintance with other local restaurants and chefs.

     The business of growing herbs, vegetables and other fresh produce is necessarily dependent upon the length of the local growing season and the business is therefore quite seasonal. The Company will typically be involved in growing herbs and specialty vegetables from approximately May through November. However, with funding, management believes that the volume of business can be increased through a various measures that can be taken; including, among other things, effectively lengthening the local growing season through green housing. During the winter months the Company operates a small green house used mostly for seedlings and arugula growing. Management used a portion of the proceeds from a prior offering to purchase and build such a facility, and believes that this will enable the Company to achieve a 2-3 month head start in the spring on the local growing season. In addition, another measure the Company intends to take to improve both the quality and quantity of produce is to bring in several loads of topsoil to improve the fertility of the ground being used for gardening, which will also raise the level of the ground by several inches, in order to lower the water level and improve drainage. There is absolutely no assurance that the Company will be successful in this venture.

COMPETITION

     The businesses of growing gourmet herbs and vegetables for sale to and use by restaurants and delicatessens is intensely competitive, with many providers who have greater technical expertise, financial resources and marketing capabilities than the Company. There is no assurance the Company will be able to overcome competitive disadvantages it faces as a small, start up company with limited capital. If the Company cannot compete effectively, it will not succeed.

FACILITIES AND EMPLOYEES

      The Company's principal business address is located at the address of the President's restaurant in Salt Lake City, Utah. However, the Company bases its gardening operations at the location of the President's home in West Bountiful, Utah. At that location, the President has approximately 7-8 acres of ground available for cultivation, and is presently using only of portion of the acreage for gardening. The President is employed part time by the Company to do the gardening work at that location, and is reimbursed for out-of-pocket costs and compensated for his time and the use of the ground. The Company does not anticipate the need to hire additional employees or lease other ground, but for the time being will continue to use the excess acreage available at the home address of its President. The Company may hire more employees and/or lease additional ground or other commercial facilities at such time in the future as the Company's operations develop to the point where such facilities and employees are needed, but the Company has no commitments or arrangements for any such facilities, and there is no assurance with respect to the future availability of commercial facilities or terms on which the Company may be able to lease such facilities in the future, nor any assurance with respect to length of time the present arrangement may continue.

                        AVAILABLE INFORMATION

     The Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2, under the Securities Act of 1933, as amended (the "Securities Act), with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement. For further information regarding both the Company and the Securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies may be obtained from the Washington, D.C. office upon request and payment of the prescribed fee.

     As of the date of this Prospectus, the Company became subject to the informational requirements of the Exchange Act and, in accordance therewith, will electronically file reports and other information with the Commission. Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act will be available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 75 Park Place, New York, New York 10007; Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file such reports electronically with the Commission. Such site is accessible by the public through any Internet access service provider and is located at http://www.sec.gov.

     Copies of the Company's Annual, Quarterly and other Reports which will be filed by the Company with the Commission commencing with the Quarterly Report for the first quarter ended after the date of this Prospectus (due 45 days after the end of such quarter) will also be available upon request, without charge, by writing Gourmet Herb Growers, Inc., 2302 Parley's Way, Salt Lake City, Utah 84109.

                              MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth the directors, executive officers and other significant employees of the Company, their ages, and all offices and positions with the Company. Each director is elected for a period of one year and thereafter serves until successor is duly elected by the stockholders and qualifies. Officers and other employees serve at the will of the Board of Directors.

                          Term Served As   Positions
Name of Director Age      Director/Officer With Company

Rino Di Meo      54       Since inception  President, Secretary-
                                           Treasurer & Director


     This individual will serve as the sole officer and director of the Company. A brief description of his positions, proposed duties, background and business experience follows:

     RINO DI MEO will serve as the sole officer and director to the Company. Mr. Di Meo has lived in Salt Lake City for the last 22 years. His principal business is operating and managing his own restaurant, Rino's Italian Restaurant. In connection with the operation of that business, he has several years of experience gardening to grow gourmet herbs and specialty vegetables.

     There are no arrangements or understandings regarding the length of time a director of the Company is to serve in such a capacity.

EXECUTIVE COMPENSATION

     The following table summarizes executive compensation paid or accrued during the past year (the first year of operation) for the Company's Chief Executive Officer.

                      SUMMARY COMPENSATION TABLE

Name                                    Other
And                                     Annual         All Other
Principal                               Compen-        Compen-
Position       Year Salary($) Bonus($)  sation($)      sation($)

Rino Di Meo
CEO            1998 5,019

     The Company has no written employment agreement with nor key man life insurance with respect to management. Management is entitled to reimbursement of any out of pocket expenses reasonably and actually incurred on behalf of the Company.

                         CERTAIN TRANSACTIONS

     In connection with the organization of the Company, its officers, directors and other stockholders paid an aggregate of $4,350 cash to purchase 1,450,000 shares of Common Stock of the Company at a price of $.003 per share. See "Principal Shareholders."

     In May, 1998, the Company completed an offering under Regulation D, Rule 504 as promulgated by the Securities and Exchange Commission and sold 150,000 shares of common stock, at $.25 per share, and raised gross proceeds of $37,500. These are free-trading shares.

     During 1998, the first year of operation, the Company built a greenhouse on property owned by its President. The property is used by the Company for gardening and green housing, at no expense to the Company. The Company also uses the business address of the President as its mailing address at no expense, but paid $5,019 in salary to the President during the year 1998. Also, the Company has sold $3,595 (approximately 63% of total sales) of its production of herbs and vegetables to a restaurant owned by the President.

CONFLICTS OF INTEREST

     Other than as described herein the Company is not expected to have significant further dealings with affiliates. However, if there are such dealings the parties will attempt to deal on terms competitive in the market and on the same terms that either party would deal with a third person. Presently none of the officers and directors have any transactions which they contemplate entering into with the Company, aside from the matters described herein.

     Management will attempt to resolve any conflicts of interest that may arise in favor of the Company. Failure to do so could result in fiduciary liability to management.

INDEMNIFICATION AND LIMITATION OF LIABILITY OF MANAGEMENT

     The General Corporation Law of Nevada permits provisions in the articles, by-laws or resolutions approved by shareholders which limit liability of directors for breach of fiduciary duty to certain specified circumstances, namely, breaches of their duties of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, acts involving unlawful payment of dividends or unlawful stock purchases or redemptions, or any transaction from which a director derives an
improper personal benefit.    The Company's by-laws indemnify its Officers and
Directors to the full extent permitted by Nevada law. The by-laws with these exceptions eliminate any personal liability of a Director to the Company or its shareholders for monetary damages for the breach of a Director's fiduciary duty. Therefore a Director cannot be held liable for damages to the Company or its shareholders for gross negligence or lack of due care in carrying out his fiduciary duties as a Director. The Company's Articles provide for indemnification to the full extent permitted under law which includes all liability, damages and costs or expenses arising from or in connection with service for, employment by, or other affiliation with the Company to the maximum extent and under all circumstances permitted by law. Nevada law permits indemnification if a director or officer acts in good faith in a manner reasonably believed to be in, or not opposed to, the best interest's of the corporation. A director or officer must be indemnified as to any matter in which he successfully defends himself. Indemnification is prohibited as to any matter in which the director or officer is adjudged liable to the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                        PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock by each director of the Company, each beneficial owner of more than five percent (5%) of said securities, and all directors and executive officers of the Company as a group:

                      Title of  Amount & Nature of   % of
Name and Address       Class    Beneficial Ownership Class

Rino Di Meo            Common     1,000,000 shares     63%
2302 Parley's Way
Salt Lake City, UT 84109

Lynn Dixon
311 S. State, #460     Common       150,000 shares      9%
SLC, UT 84111

Melissa Epperson
1533 S. 1220 W.        Common       150,000 shares      9%
Woods Cross, UT 84087

Brenda White
1359 N. General Dr.    Common       150,000 shares      9%
SLC, UT 84116

All officers and
directors as a group (1person) Common  1,000,000 shares  63%



     The foregoing amounts include all shares these persons are deemed to beneficially own regardless of the form of ownership. See "Certain Transactions."

                      DESCRIPTION OF SECURITIES

     The following statements do not purport to be complete and are qualified in their entirety by reference to the detailed provisions of the Company's Articles of Incorporation and Bylaws, copies of which will be furnished to an investor upon written request therefor. See "Additional Information."

COMMON STOCK

     The Company is presently authorized to issue 24,000,000 shares of $.001 par value common stock. The Company presently has 1,600,000 shares of common stock outstanding. The Company has reserved from its authorized but unissued shares a sufficient number of shares of common stock for issuance of the shares offered hereby. The shares of common stock issuable on completion of the offering will be, when issued in accordance with the terms of the offering, fully paid and non-assessable.

     The holders of common stock, including the shares offered hereby, are entitled to equal dividends and distributions, per share, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available therefor. No holder of any shares of common stock has a pre-emptive right to subscribe for any securities of the Company nor are any common shares subject to redemption or convertible into other securities of the Company. Upon liquidation, dissolution or winding up of the Company, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. All shares of common stock now outstanding are fully paid, validly issued and non-assessable. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of the Company's common stock do not have cumulative voting rights, so that the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors, if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

PREFERRED STOCK

     The Company is also presently authorized to issue 1,000,000 shares of $.001 par value Preferred Stock. Under the Company's Articles of Incorporation, as amended, the Board of Directors has the power, without further action by the holders of the common stock, to designate the relative rights and preferences of the preferred stock, and issue the preferred stock in such one or more series as designated by the Board of Directors. The designation of rights and preferences could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the Preferred Stock of any other series. The issuance of Preferred Stock may have the effect of delaying or preventing a change in control of the Company without further shareholder action and may adversely effect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. The Board of Directors effects a designation of each series of Preferred Stock by filing with the Nevada Secretary of State a Certificate of Designation defining the rights and preferences of each such series. Documents so filed are matters of public record and may be examined in accordance with procedures of the Nevada Secretary of State, or copies thereof may be obtained from the Company.

WARRANTS

     The Company has declared a distribution of 1,000,000 common stock purchase warrants (the "Warrants") to shareholders of record as of __________, 1999. The Warrants are exercisable at $1.00 per share, prior to June 30, 2002, subject to effectiveness of registration of the Warrants and underlying shares.

          (a) The Company may redeem all or a portion of the Warrants, at $.01 per warrant, at any time upon 30 days' prior written notice to the warrant holders. The warrants may be redeemed whether or not a current registration statement is in effect with respect thereto. Any warrant holder who does not exercise his Warrants prior to the Redemption Date, as set forth on the Company's Notice of Redemption, will forfeit his right to purchase the shares of common stock underlying such Warrants, and after such Redemption Date any outstanding Warrants referred to in such Notice will become void and be canceled. If we do not redeem the warrants, they will expire at the conclusion of the exercise period unless extended by the Company.

          (b) The Company may at any time, and from time to time, extend the exercise period of the Warrants provided that written notice of such extension is given to the warrant holders prior to the expiration date thereof. Also, the Company may, at any time, reduce the exercise price thereof by written notification to the holders thereof. We do not presently contemplate any extensions of the exercise period or reduction in the exercise price of the Warrants.

          (c) The Warrants contain anti-dilution provisions with respect to the occurrence of certain events, such as stock splits or stock dividends. The anti-dilution provisions do not apply in the event of a merger or acquisition. In the event of liquidation, dissolution or winding-up of the Company, warrant holders will not be entitled to
     participate in the assets of the Company.   Warrant holders have no
     voting, preemptive, liquidation or other rights of a stockholder of a Company, and no dividends may be declared on the Warrants.

          (d) The Warrants may be exercised by surrendering to the Company, a Warrant certificate evidencing the Warrants to be exercised, with the exercise form included therein duly completed and executed, and paying to the Company the exercise price per share in cash or check payable to the Company. Stock certificates will be issued as soon thereafter as practicable.

          (e) The Warrants will not be exercisable unless the Warrants and the shares of common stock underlying the Warrants are registered or otherwise qualified in applicable jurisdictions.

          (f) The Warrants are nontransferable by their terms, cannot be transferred without the consent of the Company and will be "restricted securities" pursuant to the definition of that term used in Rule 144. The Warrants will be stamped with a restrictive legend.

                   SHARES ELIGIBLE FOR FUTURE SALE

     Of the 1,600,000 shares of the Company's common stock outstanding prior to the exercise of any Warrants, 150,000 shares are currently freely tradeable. In addition, the 1,000,000 shares of common stock underlying the Warrants will also be freely tradeable into the public market immediately upon issuance. Sales of substantial amounts of this common stock in the public market could adversely affect the market price of the common stock. Furthermore, all of the remaining shares of common stock presently outstanding are restricted and/or affiliate securities which are not presently, but may in the future be sold, pursuant to Rule 144, into any public market that may exist for the common stock. Future sales by current shareholders could depress the market prices of the common stock in any such market.

     In general, under Rule 144 as currently in effect, a person (or group of persons whose shares are aggregated), including affiliates of the Company, can sell within any three-month period, an amount of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or (if the Stock becomes quoted on NASDAQ or a stock exchange), the reported average weekly trading volume during the four calendar weeks preceding the sale; provided, that at least one year has elapsed since the restricted securities being sold were acquired from the Company or any affiliate of the Company, and provided further that certain other conditions are also satisfied. If at least two years have elapsed since the restricted securities were acquired from the Company or an affiliate of the Company, a person who has not been an affiliate of the Company for at least three months can sell restricted shares under Rule 144 without regard to any limitations on the amount.

                         PLAN OF DISTRIBUTION

     This Prospectus and the registration statement of which it is part relate to the offer and sale of 1,000,000 shares of common stock of the Company issuable upon the exercise of the Warrants at an exercise price of $1.00 per share. The Warrants will be distributed as a dividend with respect to the common stock of the Company to shareholders of record as of __________, 1999. The Warrants are exercisable until June 30, 2002, provided this Prospectus is still current or has been updated.

     The offering will be managed by the Company without an underwriter, and the shares will be offered and sold by the Company, without any discount, sales commissions or other compensation being paid to anyone in connection with the offering. In connection therewith, the Company will pay the costs of preparing, mailing and distributing this Prospectus to the holders of the Warrants. Brokers, nominees, fiduciaries and other custodians will be requested to forward copies of this Prospectus to the beneficial owners of securities held of record by them, and such custodians will be reimbursed for their expenses.

     There is no assurance that all or any shares will be sold, nor any requirement, or escrow provisions to assure that, any minimum amount of Warrants will be exercised. All funds received upon the exercise of any Warrants will be immediately available to the Company for its use.

EXERCISE PROCEDURES

     The Warrants may be exercised in whole or in part by presentation of the Warrant Certificate, with the Purchase Form on the reverse side thereof filled out and signed at the bottom thereof, together with payment of the Exercise Price and any applicable taxes at the principal office of Interwest Stock Transfer Co., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117. Payment of the Exercise Price shall be made in lawful money of the United States of America in cash or by cashier's or certified check payable to the order of "Gourmet Herb Growers, Inc., Warrant Exercise Account."

     All holders of warrants will be given an independent right to exercise their purchase rights. If, as and when properly completed and duly executed notices of exercise are received by the Transfer Agent and/or Warrant Agent, together with the Certificates being surrendered and full payment of the Exercise Price in cleared funds, the checks or other funds will be delivered to the Company and the Transfer Agent and/or Warrant Agent will promptly issue certificates for the underlying common stock. It is presently estimated that certificates for the shares of common stock will be available for delivery in Salt Lake City, Utah at the close of business on the tenth business day after the receipt of all required documents and funds.

                            LEGAL MATTERS

     To the knowledge of management, there is no material litigation pending or threatened against the Company. The validity of the issuance of the shares offered hereby will be passed upon for the Company by Thomas G. Kimble & Associates, Salt Lake City, Utah.

                               EXPERTS

     The financial statements of the Company, included in this Prospectus have been examined by Pritchett, Siler & Hardy, P.C., independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance on such report given upon the authority of that firm as experts in accounting and auditing.

                         INDEPENDENT AUDITORS' REPORT



Board of Directors
GOURMET HERB GROWERS, INC.
Salt Lake City, Utah

We have audited the accompanying balance sheet of Gourmet Herb Growers, Inc. at December 31, 1998, and the related statements of operations, stockholders' equity and cash flows from inception on January 22, 1998 through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements audited by us present fairly, in all material respects, the financial position of Gourmet Herb Growers, Inc. as of December 31, 1998, and the results of its operations and its cash flows from inception on January 22, 1998 through December 31, 1998, in conformity with generally accepted accounting principles.






PRITCHETT, SILER & HARDY, P.C.

March 15, 1999
Salt Lake City, Utah

                          GOURMET HERB GROWERS, INC.

                                 BALANCE SHEET



                                    ASSETS


                                                      December 31,
                                                          1998
                                                      ___________
CURRENT ASSETS:
  Cash in bank                                          $  25,006
                                                      ___________
        Total Current Assets                               25,006
                                                      ___________
PROPERTY, PLANT AND EQUIPMENT:
  Building, net                                             2,904
                                                      ___________
                                                        $  27,910
                                                      ___________


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable and accrued expenses                 $     244
                                                      ___________
        Total Current Liabilities                             244
                                                      ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding                             -
  Common stock, $.001 par value,
   24,000,000 shares authorized,
   1,600,000 shares issued and
   outstanding                                              1,600
  Capital in excess of par value                           34,569
  Deficit accumulated during the
    development stage                                     (8,503)
                                                      ___________
        Total Stockholders' Equity                         27,666
                                                      ___________
                                                        $  27,910
                                                      ___________





   The accompanying notes are an integral part of this financial statement.

                          GOURMET HERB GROWERS, INC.


                            STATEMENT OF OPERATIONS



                                                  From Inception
                                                  on January 22,
                                                   1998 Through
                                                December 31, 1998
                                                _________________

REVENUE                                              $   5,606

COST OF SALES                                            1,516
                                                _________________
GROSS PROFIT                                             4,090

EXPENSES:
  General and Administrative                            12,593
                                                _________________

LOSS BEFORE INCOME TAXES                                (8,503)

CURRENT TAX EXPENSE                                          -

DEFERRED TAX EXPENSE                                         -
                                                _________________

NET LOSS                                             $  (8,503)
                                                _________________

LOSS PER COMMON SHARE                                $    (.01)
                                                _________________
















   The accompanying notes are an integral part of this financial statement.

                          GOURMET HERB GROWERS, INC.

                       STATEMENT OF STOCKHOLDERS' EQUITY

                FROM THE DATE OF INCEPTION ON JANUARY 22, 1998

                           THROUGH DECEMBER 31, 1998


                                                            Capital    Deficit
                       Preferred Stock     Common Stock       in     Accumulated
                       _______________ ____________________ Excess    During the
                                                            of Par   Development
                       Shares  Amount    Shares     Amount   Value      Stage
                       _______ _______ __________ _________ _______ ____________
BALANCE, January 22,
 1998                       -  $    -          -   $     -  $     -   $       -

Issuance of 1,450,000
 shares common stock
 for cash, January 22,
 1998 at $.003 per
 share                      -       -  1,450,000     1,450    2,900           -

Issuance of 150,000
 shares common stock
 for cash during April
 and May, 1998 at $.25
 per share, net of
 stock offering costs
 of $5,681                  -       -    150,000       150   31,669           -

Net loss for the period
 ended December 31, 1998    -       -          -         -        -      (8,503)
                       _______ _______ __________ _________ ________ ___________
BALANCE, December 31,
 1998                       -  $    -  1,600,000   $ 1,600  $34,569    $ (8,503)
                       _______ _______ __________ _________ ________ ___________





























   The accompanying notes are an integral part of this financial statement.

                          GOURMET HERB GROWERS, INC.

                            STATEMENT OF CASH FLOWS

                                                        From Inception
                                                        on January 22,
                                                         1998 Through
                                                      December 31, 1998
                                                      ________________
Cash Flows from Operating Activities:
  Net loss                                              $     (8,503)
  Adjustments to reconcile net
    loss  to net cash used by
    operating activities:
     Depreciation and amortization                               274
     Change in assets and liabilities:
       Increase in accounts payable and
        accrued expenses                                         244
                                                      ________________
          Net Cash (Used) by Operating Activities             (7,985)
                                                      ________________
Cash Flows from Investing Activities:
  Payments for building and equipment                         (3,178)
                                                      ________________
          Net Cash (Used) by Investing Activities             (3,178)
                                                      ________________
Cash Flows from Financing Activities:
  Proceeds from common stock issuance                         41,850
  Payments for stock offering costs                           (5,681)
                                                      ________________
          Net Cash Provided by Financing Activities           36,169
                                                      ________________
Net Increase in Cash                                          25,006

Cash at Beginning of Period                                        -
                                                      ________________
Cash at End of Period                                   $     25,006
                                                      ________________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                                            $          -
    Income taxes                                        $          -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the period ended December 31, 1998:
     None











   The accompanying notes are an integral part of this financial statement.

                          GOURMET HERB GROWERS, INC.

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on January 22, 1998. The Company is growing gourmet herbs and vegetables for restaurants and delicatessans. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Organization Costs - During 1998, the Company expensed organization costs of $1,000, which reflect amounts expended to organize the Company.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Standards No. 128, "Earning Per Share" [See Note 6].

  Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Property, Plant and Equipment - Property, plant and equipment is stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charges to expense as incurred. Depreciation is computed for financial statement purposes using the straight-line method over the estimated useful life of the asset, which is 10 years.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

  Recently Enacted Accounting Standards - SFAS No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities." were recently issued. SFAS No. 130, 131, 132, 133 and 134 have no current applicability to the Company or their effect on the financial statements would not have been significant.

                          GOURMET HERB GROWERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 2 - PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consisted of the following at December 31, 1998:

                                          December 31,
                                              1998
                                          ____________
         Greenhouse                        $  3,178

         Less accumulated depreciation         (274)
                                          ____________
                                           $  2,904
                                          ____________

  Depreciation expense for the period ended December 31, 1998 amounted to $274.

NOTE 3 - CAPITAL STOCK

  Common Stock - During January, 1998, in connection with its organization, the Company issued 1,450,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $4,350 (or $.003 per share).

  During April and May, 1998 the Company issued 150,000 shares of its previously authorized, but unissued common stock in a public offering. Total proceeds from the sale of stock amounted to $37,500 (or $.25 per share). Offering costs of $5,681 were offset to additional paid in capital.

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the board of Directors. No shares are issued and outstanding at December 31, 1998.

NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At December 31, 1998, the Company has available unused operating loss carryforwards of approximately $8,500, which may be applied against future taxable income and which expire in 2018.

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established
a
  valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $2,900 as of December 31, 1998, with an offsetting valuation allowance at December 31, 1998 of the same amount.

                          GOURMET HERB GROWERS, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 5 - RELATED PARTY TRANSACTIONS

  Management Compensation - During the period ended December 31, 1998 the Company paid $5,019 in salary to the Company's president.

  Office  Space  -  The  Company has not had a need to rent  office  space.   An
  officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

  Greenhouse  -  During the period ended December 31, 1998 the Company  built
a
  greenhouse  at  the  home  of  an officer/shareholder  of  the  Company.   The
  officer/shareholder is allowing the Company to use his property at no expense to the Company.

  Sales - During the period ended December 31, 1998 the Company sold $3,475 (approximately 62% of total sales) of the Company's product to a restaurant owned by the Company's president.

NOTE 6 - LOSS PER SHARE

  The following data show the amounts used in computing loss per share for the period from inception through December 31, 1998:

                                              From Inception
                                              on January 22,
                                               1998 Through
                                             December 31, 1998
                                             ________________
    Loss from continuing operations
      available to common shareholders
      (numerator)                               $ (8,503)
                                             ________________
    Weighted average number of
      common shares outstanding
      used to loss per share for the
      period (denominator)                       1,556,706
                                             ________________

                          GOURMET HERB GROWERS, INC.

                           UNAUDITED BALANCE SHEETS



                                    ASSETS


                                         March 31,    December 31,
                                            1999          1998
                                        ___________   ___________
CURRENT ASSETS:
  Cash in bank                           $   21,996    $   25,006
                                        ___________   ___________
        Total Current Assets                 21,996        25,006
                                        ___________   ___________
PROPERTY, PLANT AND EQUIPMENT:
  Building, net                               2,834         2,904
                                        ___________   ___________
                                         $   24,830    $   27,910
                                        ___________   ___________


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable and accrued expenses  $      604    $      244
                                        ___________   ___________
        Total Current Liabilities               604           244
                                        ___________   ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value,
   1,000,000 shares authorized,
   no shares issued and outstanding               -             -
  Common stock, $.001 par value,
   24,000,000 shares authorized,
   1,600,000 shares issued and
   outstanding                                1,600         1,600
  Capital in excess of par value             34,569        34,569
  Deficit accumulated during the
    development stage                       (11,943)       (8,503)
                                        ___________   ___________
        Total Stockholders' Equity           24,226        27,666
                                        ___________   ___________
                                         $   24,830    $   27,910
                                        ___________   ___________





  The accompanying notes are an integral part of these financial statements.

                          GOURMET HERB GROWERS, INC.


                      UNAUDITED STATEMENTS OF OPERATIONS



                                                   From Inception
                                                   on January 22,
                                  For the Three     1998 through
                                   Months Ended      March 31,
                                    March 31,   ___________________
                                      1999         1998      1999
                                   __________   _________ _________

REVENUE                             $    120    $      -  $  5,726

COST OF SALES                            623           -     2,575
                                   __________   _________ _________
GROSS PROFIT (LOSS)                     (503)          -     3,151

EXPENSES:
  General and Administrative           2,937       1,542    15,094
                                   __________   _________ _________

LOSS BEFORE INCOME TAXES              (3,440)     (1,542)  (11,943)

CURRENT TAX EXPENSE                        -           -         -

DEFERRED TAX EXPENSE                       -           -         -
                                   __________   _________ _________

NET LOSS                            $ (3,440)   $ (1,542) $(11,943)
                                   __________   _________ _________

LOSS PER COMMON SHARE               $   (.00)   $   (.00) $   (.01)
                                   __________   _________ _________
















  The accompanying notes are an integral part of these financial statements.

                          GOURMET HERB GROWERS, INC.

                      UNAUDITED STATEMENTS OF CASH FLOWS

                                                          From Inception
                                                          on January 22,
                                         For the Three     1998 through
                                          Months Ended       March 31,
                                           March 31,    ___________________
                                              1999        1998      1999
                                         _____________  _________ _________
Cash Flows from Operating Activities:
  Net loss                                 $ (3,440)    $ (1,542) $(11,943)
  Adjustments to reconcile net
    loss  to net cash used by
    operating activities:
     Depreciation and amortization               70            -       344
     Change in assets and liabilities:
       Increase in accounts payable
        and accrued expenses                    360          300       604
                                         _____________  _________ _________
          Net Cash (Used) by Operating
           Activities                        (3,010)      (1,242)  (10,995)
                                         _____________  _________ _________
Cash Flows from Investing Activities:
  Payments for building and equipment             -       (1,553)   (3,178)
                                         _____________  _________ _________
          Net Cash (Used) by  Investing
           Activities                             -       (1,553)   (3,178)
                                         _____________  _________ _________
Cash Flows from Financing Activities:
  Proceeds from common stock issuance             -        4,350    41,850
  Payments for stock offering costs               -            -    (5,681)
                                         _____________  _________ _________
          Net Cash Provided by Financing
           Activities                             -        4,350    36,169
                                         _____________  _________ _________
Net Increase in Cash                         (3,010)       1,555    21,996

Cash at Beginning of Period                  25,006            -         -
                                         _____________  _________ _________
Cash at End of Period                      $ 21,996     $  1,555  $ 21,996
                                         _____________  _________ _________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                               $      -     $      -  $      -
    Income taxes                           $      -     $      -  $      -

Supplemental Schedule of Noncash Investing and Financing Activities:
  For the period ended March 31, 1999:
     None

  For the period ended December 31, 1998:
     None





  The accompanying notes are an integral part of these financial statements.

                          GOURMET HERB GROWERS, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - The Company was organized under the laws of the State of Nevada on January 22, 1998. The Company is growing gourmet herbs and vegetables for restaurants and delicatessans. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Interim Financial Statements - The accompanying interim financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 1999 and for all the periods presented have been made.

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1998 audited financial statements. The results of operations for the periods ended March 31, 1999 and 1998 are not necessarily indicative of the operating results for the full year.

  Property, Plant and Equipment - Property, plant and equipment is stated at cost. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. Expenditures for maintenance and repairs are charges to expense as incurred. Depreciation is computed for financial statement purposes using the straight-line method over the estimated useful life of the asset, which is 10 years.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Standards No. 128, "Earning Per Share".

  Statement of Cash Flows - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

  Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reported period. Actual results could differ from those estimated.

                          GOURMET HERB GROWERS, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 2 - PROPERTY, PLANT AND EQUIPMENT

  The following is a summary of property, plant and equipment, at cost, less accumulated depreciation:

                                          March 31,   December 31,
                                             1999        1998
                                         ___________  ___________
         Greenhouse                       $  3,178    $  3,178

         Less accumulated depreciation        (344)       (274)
                                         ___________ ____________
                                          $  2,834    $  2,904
                                         ___________ ____________

  Depreciation expense for the three months ended March 31, 1999 and for the periods from inception through March 31, 1998 and 1999 amounted to $70, $0 and $344, respectively.

NOTE 3 - CAPITAL STOCK

  Common Stock - During January, 1998, in connection with its organization, the Company issued 1,450,000 shares of its previously authorized, but unissued common stock. Total proceeds from the sale of stock amounted to $4,350 (or $.003 per share).

  During April and May, 1998 the Company issued 150,000 shares of its previously authorized, but unissued common stock in a public offering. Total proceeds from the sale of stock amounted to $37,500 (or $.25 per share). Offering costs of $5,681 were offset to additional paid in capital.

  Preferred Stock - The Company has authorized 1,000,000 shares of preferred stock $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the board of Directors. No shares are issued and outstanding at March 31, 1999.


NOTE 4 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At March 31, 1999, the Company has available unused operating loss carryforwards of approximately $11,900, which may be applied against future taxable income and which expire in 2019.

                          GOURMET HERB GROWERS, INC.

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - INCOME TAXES [Continued]

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established
a
  valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $4,000 and $2,900 as of March 31, 1999 and December 31, 1998, respectively, with an offsetting valuation allowance at each period end of the same amount resulting in a change in the valuation allowance of approximately $1,100 for the three months ended March 31, 1999.

NOTE 5 - RELATED PARTY TRANSACTIONS

  Management Compensation - During the three months ended March 31, 1999 the Company paid $1,000 in salary to the Company's president.

  Office  Space  -  The  Company has not had a need to rent  office  space.   An
  officer/shareholder of the Company is allowing the Company to use his home as a mailing address, as needed, at no expense to the Company.

  Greenhouse  -  During the period ended December 31, 1998 the Company  built
a
  greenhouse  at  the  home  of  an officer/shareholder  of  the  Company.   The
  officer/shareholder is allowing the Company to use his property at no expense to the Company.

  Sales - During the three months ended March 31, 1999 and the period from inception through March 31, 1999 the Company sold $120 and $3,595, respectively, (approximately 100% and 63% of total sales) of the Company's product to a restaurant owned by the Company's president.

No dealer, salesman or other person is
authorized to give any information or to make any representations other that those contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities covered hereby in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, in any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


Until  [90 days after the date of this
prospectus],  all dealers effecting
transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.











                     GOURMET HERB GROWERS, INC.



                         1,000,000 Shares








                           Common Stock






                            PROSPECTUS





                                        , 1999

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

(a) Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

1. A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than director of officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person."

(b) The registrant's Articles of Incorporation limit liability of its Officers and Directors to the full extent permitted by the Nevada Business Corporation Act.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the registrant in connection with the maximum offering for the securities included in this registration statement:

                                                              Amount

SEC registration fee                                        $   278.00
Blue sky fees and expenses                                    1,500.00
Printing and shipping expenses                                  500.00
Legal fees and expenses                                      15,000.00
Accounting fees and expenses                                  1,000.00
Transfer and Miscellaneous expenses                           2,000.00
                                                     -----------------
       Total                                               $ 20,000.00

*  All expenses are estimated except the Commission filing fee.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the organization of the Company, its officers, directors and other stockholders paid an aggregate of $4,350 cash to purchase 1,450,000 shares of Common Stock of the Company at a price of $.003 per share. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering. These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

     In May, 1998, the Company completed an offering under Regulation D, Rule 504 as promulgated by the Securities and Exchange Commission and sold 150,000 shares of common stock, at $.25 per share, and raised gross proceeds of $37,500. These transactions were not registered under the Act in reliance on the exemption from registration in Section 3(b) of the Act, and Rule 504 of Regulation D promulgated thereunder. Form D was filed with the Securities and Exchange Commission.

ITEM 27.  EXHIBITS INDEX

SEC No.   Document                                                Exhibit No.

3         Articles of Incorporation                                3.1

3         By-Laws                                                  3.2

4         Common Stock Specimen Certificate                        4.1

4         Form of Warrant Agreement                                4.2

4         Form of Warrant Certificate                              4.3

5,24      Opinion & Consent of Counsel                      5.1 & 24.1

23        Consent of Accountants                                  23.1

27        Financial Data Schedules                                  27


ITEM 28.  UNDERTAKINGS

The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Include any additional or changed material information on the plan of distribution; and

(iii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

(2) For determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Salt Lake, State of Utah, on July 20, 1999.

GOURMET HERB GROWERS, INC.

By: /s/Rino Di Meo
     Rino Di Meo, Chairman (Chief Executive/Financial Officer)


KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Kimble or Van L. Butler, the undersigned's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing, requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature: /s/Rino Di Meo                     Date: July 20, 1999
             Rino Di Meo, Director